***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                             UNDER 17 C.F.R. SS.SS. 22.80(b)(4),
                                                               200.83 AND 240b-2

                               AMENDMENT AGREEMENT
                               -------------------

         This Amendment Agreement ("Amendment") effective as of the last date on the signature page hereof (the "Amendment Date"), by and between Corvas International, Inc. ("Corvas") and Schering Corporation and Schering-Plough Ltd. (collectively "Schering") amends and supplements the Collaboration and License Agreements among Corvas and Schering effective as of June 11, 1997 (the "Agreement").

         WHEREAS, the parties, as of March 31, 2000 have suspended, and now desire to terminate the Research Program Term prior to its normal expiration on the third anniversary of the Effective Date; and

         WHEREAS, the parties wish to clarify their respective rights and obligations with regard to certain compounds and related intellectual property generated either solely or jointly by Corvas and/or Schering; and

         WHEREAS, Corvas desires to grant to Schering certain additional rights with regard to such compounds and intellectual property in exchange for certain additional consideration to be paid by Schering,

         NOW THEREFORE, the parties agree to amend and supplement the terms of the Agreement as follows:

         Except as expressly defined herein all capitalized terms used in this Amendment shall have the meanings set forth in the Agreement.

1. The parties acknowledge that as of the Amendment Date, all of the compounds (including, without limitation, HCV Activity Compounds and/or Candidate Compounds) which are Corvas Inventions, Schering Inventions and/or Joint Inventions arising from the Research Program have been identified and will be the subject of a series of patent applications constituting Corvas Patent Rights and Schering Patent Rights to be filed by Schering as soon as practicable after the Amendment Date. Promptly after such applications have been filed, Schering shall provide Corvas with a schedule of those constituting Corvas Inventions or Joint Inventions (Appendix 1) and a separate schedule of those constituting Schering Inventions (Appendix 2).

2. Notwithstanding anything in the Agreement to the contrary, Corvas hereby grants to Schering an exclusive (even as to Corvas) license, with the right to grant sublicenses, under the Corvas Patent Rights related to Corvas Inventions and Joint Inventions, and any Corvas Know-How directly related thereto, to make, use, sell, offer for sale, import and export the compounds claimed by such Corvas Patent Rights (including, without limitation, any HCV Activity Compounds and/or Candidate Compounds), and any products containing such compounds, for any and all uses in the Territory. Any products containing any such compounds which are developed by or on behalf of Schering shall be deemed Licensed Products and shall be subject to the royalty obligations set forth in Article 4 of the Agreement.

                                       1.

3. The parties acknowledge and agree that Schering shall hold all rights, title and interest in and to (i) any compounds actually prepared by Schering during the Research Program Term which are Schering Inventions, (the "Schering Compounds"), and (ii) the Schering Patent Rights. Nothing in the Agreement or this Amendment shall be construed as granting, either expressly or by implication, to Corvas any license or other rights to any Schering Compounds, Schering Patent Rights or other Schering know-how or intellectual property rights which relate to the Schering Compounds.

4. The parties further acknowledge and agree that any products containing a Schering Compound shall not be considered Licensed Products and that Schering shall have no Earned Royalty payment obligations under Article 4 of the Agreement with respect to Schering Compounds and/or such products. In addition, Schering shall have no royalty payment obligations under the Agreement or this Amendment with respect to any products containing compounds covered by the Schering Patent Rights which are not Schering Compounds. However, with respect to any products containing a Schering Compound which are developed and commercialized for the treatment of hepatitis C virus, Schering shall pay to Corvas a fixed royalty of: (i) [...***...], and (ii) [...***...]. Any royalty payments due under this Paragraph 2 shall be paid quARTerly in accordance with the terms of Sections 4.5, 4.7, 4.8, 4.9, 4.10 and 4.11 of the Agreement.

5. In consideration for the exclusive licenses under Corvas Patent Rights and the other rights granted to Schering under this Amendment, Schering shall pay to Corvas a license fee of two million five hundred thousand dollars ($2,500,000), which payment shall be due within five (5) business days of the Amendment Date.

6. As of the Amendment Date Schering shall have no obligation to pay milestone payments to Corvas in connection with the discovery and development of compounds under the Agreement. Accordingly, Sections 4.2, 4.3 and 4.4 of the Agreement are hereby deleted in their entirety.

7. The Research Program Term is hereby terminated effective as of March 31, 2000. As of that date, Corvas shall have no further obligation to perform the Research Program and Schering shall have no further obligation to provide research funding for the Research Program.

8. For a period of five (5) years from the Amendment Date, Corvas and its Affiliates shall not perform any research and/or development activities, either alone or in collaboration with any third party, with regard to hepatitis C viral proteases.

9. Any new HCV protease inhibitor compounds discovered by Schering after the expiration Research Program which are separately patentable ("New Compounds") shall be deemed independent inventions outside the scope of the Agreement. Notwithstanding anything in the Agreement or this Amendment to the contrary, the parties acknowledge and agree that Schering shall have no obligations to Corvas with respect to any New Compounds and/or products containing any New Compounds.



*CONFIDENTIAL TREATMENT REQUESTED

                                       2.

10. Promptly after the Amendment Date, Corvas shall provide to Schering any unused samples of any compounds prepared by Corvas in performance of the Research Program, any reagents provided by Schering to Corvas for use in performance of the Research Program, and/or any Schering Compounds, which are in Corvas' possession.

11. The contributions made by Corvas' employees will be acknowledged in any scientific publication or other public presentation of the results of the Research Program.

         Except as expressly amended and supplemented hereby, all other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their duly authorized representatives.

 CORVAS INTERNATIONAL, INC.                       SCHERING CORPORATION

BY: /S/ RANDALL E. WOODS                          BY: /S/ DAVID POORVIN
    -----------------------------------               --------------------
NAME: Randall E. Woods                                David Poorvin, Ph.D.
      ---------------------------------
TITLE: President & CEO                                Vice President
       ---------------------------------
DATE: 18 May 2000                                 DATE: 17 MAY 2000
      ----------------------------------                -----------


                                                  SCHERING-PLOUGH LTD.

                                                  BY: /S/ DAVID POORVIN
                                                      ---------------------
                                                      David Poorvin, Ph. D.
                                                      Prokurist

                                                  DATE: 17 MAY 2000
                                                        -----------

                                       3.

                                   Appendix 1

                          CERTAIN CORVAS PATENT RIGHTS
                          ----------------------------


The following patent applications and any patents issuing therefrom, including any provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, or extensions thereof, and any corresponding foreign patents, are Corvas Patent Rights for purposes of paragraph 2 of the Amendment:

CORVAS INVENTIONS:
------------------

(to be provided)



JOINT INVENTIONS:
-----------------

(to be provided)

                                       4.

                                   Appendix 2

                    PATENT RIGHTS CLAIMING SCHERING COMPOUNDS
                    -----------------------------------------


The following patent applications any patents issuing therefrom, including any provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, or extensions thereof, and any corresponding foreign patents are Schering Patent Rights for purposes of paragraph 3 of the Amendment:



SCHERING INVENTIONS:
--------------------

(to be provided)

                                       5.